Exhibit 10.29

Mettler-Toledo International Inc. 2013 Equity Incentive Plan (Amended and Restated Effective as of May 6, 2021)

DIRECTOR SHARE AWARD AGREEMENT

THIS AWARD AGREEMENT (this “Agreement”), is made as of […] (the “Grant Date”), between Mettler-Toledo International Inc., a Delaware corporation (the “Company”), and the director listed below (the “Grantee”).

WHEREAS, the Company has adopted the 2013 Equity Incentive Plan, as Amended and Restated Effective as of May 6, 2021 (the “Plan”) in order to provide additional incentives to certain employees and directors of the Company and its Subsidiaries; and the Committee has determined it may grant to the Grantee a Share Award as provided herein to encourage the Grantee’s efforts toward the continuing success of the Company and its Subsidiaries.

NOW, THEREFORE, the parties hereto agree as follows:

1. Grant of Share Award. You have been granted […] Share Awards, subject to the terms of this Agreement and the Plan (the “Share Awards”). This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are hereby incorporated by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

2. Terms Generally. 100% of the Share Awards shall be non-forfeitable as of the Grant Date. No Share Awards shall be permitted to be transferred (other than transfers specifically permitted under this Agreement) or sold by the Grantee until the third anniversary of the Grant Date (the “Holding Restriction”).

3. Effect of Termination of Service; Death. If the Grantee’s service with the Company ends for any reason (other than death), the Holding Restriction shall continue to apply. The Holding Restriction will immediately lapse upon the Grantee’s death.

4. Book-Entry Shares. Evidence of book-entry Shares shall be provided to the Grantee as soon as practicable following the grant date, subject to the Holding Restriction.

5. Dividends and Voting Rights. As of the Grant Date, the Grantee shall have the right to vote the Share Awards and to receive all dividends or other distributions paid or made with respect thereto.

6. Withholding of Taxes. The Grantee shall be responsible for payment of all taxes incurred in connection with the Share Awards.

7. Grantee Bound by the Plan. The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. Grantee also acknowledges receipt of the plan materials, as prepared by the Company and as may be amended or supplemented from time to time, and expressly consents to the collection and processing of personal data as described in the material.

8. Successors in Interest; Non-Transferability. This Agreement shall inure to the benefit of and be binding upon any successor to the Company and the Grantee’s legal representatives in the event of Grantee’s death. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be binding upon the Grantee’s heirs, executors, administrators and successors. No rights under any Share Awards may be sold, assigned, transferred or otherwise disposed of, nor may they be pledged or otherwise hypothecated, except by will or the laws of intestacy, in accordance with the terms of the Plan.

Exhibit 10.29
9. Governing Law; Dispute Resolution. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof. Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Grantee, the Grantee’s heirs, executors, administrators and successors, and the Company and its Subsidiaries for all purposes.

10. Entire Agreement. This Agreement, the terms and conditions of the Plan constitute the entire understanding between the Grantee and the Company and its Subsidiaries, and supersede all other agreements, whether written or oral, with respect to any Award.

11. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.

Mettler-Toledo International Inc.

By: Christian Magloth, Head Human Resources

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GRANTEE

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[Full name of grantee]